AGREEMENT AND PLAN OF MEMBERSHIP INTEREST EXCHANGE AND SHARE EXCHANGE

by and between

NORTHPORT EQUITY TRADING, INC.
a New York Corporation

and

TECHNOLOGY SOLUTIONS INTERNATIONAL, L.L.C.
a Colorado Limited Liability Company

effective as of July , 1999

AGREEMENT AND PLAN OF MEMBERSHIP INTEREST EXCHANGE AND SHARE EXCHANGE

     THIS AGREEMENT AND PLAN OF MEMBERSHIP EXCHANGE AND SHARE EXCHANGE, made and entered into this 20th day of August, 1999, by and between Northport Equity Trading, Inc., a New York corporation with its principal place of business located at 40 Exchange Place, Suite 1601, New York, New York 10005-2701 ("NET"), and Technology Solutions International, LLC, a Colorado Limited Liability Company with its principal place of business located at 600 17th Street, Suite 2008-S, Denver, Colorado 80202 ("TSI").

Premises

     A.     This Agreement provides for the purchase of 50% of the issued and outstanding membership interests of TSI by NET and in connection therewith, the issuance of 133,000 shares of common stock of NET to the TSI members as\ listed on Exhibit "A."

     B.     The boards of directors of NET and the Manager of TSI have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby is desirable and in the best interests of their stockholders and members, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the merger.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

REPRESENTATIONS, COVENANTS AND WARRANTIES OF NET

As an inducement to and to obtain the reliance of TSI, NET represents and warrants as follows:

     Section 1.1     Organization. NET is a corporation duly organized, validly existing, and in good standing under the laws of New York and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the NET Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of NET as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of NET's articles of incorporation or bylaws. NET has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2     Capitalization. The authorized capitalization of NET consists of 15,000,000 Common Shares, $0.001 par value per share, and 5,000,000 Preferred Shares, $0.001 par value per share. As of the Closing date hereof, NET will have no more than 8,760,000 common shares issued and outstanding. As of the Closing Date hereof, no shares of Preferred Stock will be issued or outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

     Section 1.3     Subsidiaries and Predecessor Corporations. NET does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4     Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which NET is a party and by which it is bound.

     Section 1.5     Tax Matters; Books & Records; Financial Statements.

(a)	The books and records, financial and others, of NET are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b)	Except in the ordinary course of business, NET has no outstanding liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiences, interest of penalities);

(c)	Financial Statements. Subject to Section 1.19, NET has delivered or will deliver to TSI the following statements: unaudited financial statements for the period January 1, 1999 through and including July 31, 1999, and unaudited financial statements for the period July 10, 1998 (date of inception) to December 31, 1998, including a balance sheet, statement of shareholder's equity and an income statement. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally acceptable accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.

     Section 1.6     Information.    The information concerning NET as set forth in this Agreement and in the NET schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.7     Absence of Certain Changes or Events.   Except as described herein or in the NET Schedules, since December 31, 1998:

(a)	NET has not: (i) amended its certificate of incorporation, except for an amendment to increase the number of its authorized shares of capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of NET; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accural or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

(b)	NET has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability, (absolute or contingent) except liabikities incurred in the ordinary course of business; and

(c)	to the best knowledge of NET, it has not become subject to any law or regulation which mterially and dversely affects, or in the future may adverely affect, the business, operations, properties, assets or condition of NET.

     Section 1.8     Title and Related Matters. NET has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent NET unaudited balance sheet and the NET Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary vcourse of business), free and clear of all liens, pledges, changes or encumbrances. Except as set forth in the NET Schedules, NET owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limittions of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with NET's business. Except as set forth in the NET Schedules, no third party has any right to, and NET has not received any notice of infrigement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of NET or any material portion of its properties, assets or rights.

     Section 1.9     Litigation and Proceedings. To the best of NET's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against NET or affecting NET or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of NET. NET does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10     Contracts. On the Closing Date, except as discloszed in the NET Schedules:

(a)	There are no material contracts, agreements, franchises, license agreement, or other commitments to which NET is a party or by which it or any of its properties are bound;

(b)	NET is not a party to any contract, agreement, commitment or instrument or subject tio any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materiallt and adversely affects, or in the future may (as far as NET can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of NET; and

(c)	NET is not a party to any material oral written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option severence pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guarnty of any obigation for the borrowing of maney or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) there in no agreement with any present or former officer or director of NET; or (viii) any contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 1.11     No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which NET is a party or to which any of its properties or operations are subject.

     Section 1.12     Material Contract Defaults. To the best of NET's knowledge and belief, NET is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of NET, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which NET has not taken adequate steps to prevent such a default from occurring.

     Section 1.13     Governmental Authorizations. To the best of NET's knowledge, NET has all licenses, franchises, permits or other governmental authorizations legally required to enable NET to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by NET of this Agreement and the consummation of NET of the transactions contemplated hereby.

     Section 1.14     Compliance With Laws and Regulations> To the best of NET's knowledge and belief, NET has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of NET or would not result in NETS's incurring any material liability.

     Section 1.15     Insurance. NET currently maintains no insurance on any of its properties.

     Section 1.16     Approval of Agreement The holders of a majority of NET's voting and outstanding equity securities of NET have authorized the execution and delivery of the Agreement by NET and have approved the transactions contemplated hereby.

     Section 1.17     Material Transactions or Affiliations.As of the Closing Date, there will exist no material contract, agreement or arrangement between NET and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning or record, or known by NET to own beneficially, ten percent (10%) or more of hte issued and outstanding securities of NET and which is to be performed in whole or in part after the date hereof. NET hsa no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18     Labor Relations. NET has never had a material work stoppage resulting from labor problems.

     Section 1.19     NET Schedules UPon execution hereof, NET shall deliver to TSI the following schedules, which are collectively referred to as the "NET Schedules" which are dated the date of this Agreement, all certified by an officer of NET to be complete, true and accurate:

(a)	complete and correct copies of the certificate of incorporation and bylaws of NET as in effect as of the date of this Agreement

(b)	copies of all financial statements of NET identified in Section 1.5(c), except that NET shall deliver to TSI prior to the Closing Date copies of all such financial statements in form and content acceptable to TSI;
(c)	the description of any material adverse change in the business, operations, property, assets, or condition of NET since June 30, 1999 required to be provided pursuant to Section 1.6; and

(d)	any other informatsion, together with any required copies of documents, required to be disclosed in the NET Schedules by Sections 1.1 through 1.19.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF TSI

     As an inducement to, and to obtain the reliance of NET, TSI represents and warrants as follows:

     Section 2.1     Organization. TSI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the TSI Schedules (as hereinafter defined) are complete and correct copies of the certificate of formation, amended certificate of formation of, if any (collectively, hereinafter referred to as the "certificate of formation") and operating agreement and amendments thereto of TSI as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of TSI's certificate of formation or operating agreement. TSI has taken all action required by law, it certificate of formation, its operating agreement or otherwise to authorize the execution and delivery of this Agreement. TSI has full power, authority and legal right and has taken all action required by law, its certificate of formation, operating agreement or otherwise to consummate the transactions herein contemplated.

     Section 2.2     Capitalization. The authorized capitalization of TSI consists of 1000 member units ("Member Units"). As of the date hereof there are 9 Member Units issued and outstanding to the following: Matthew Walsh, Thomas Daley and William Connelly (the "Founders"). As of the Closing Date, as defined herein, (i) there will be no more than nine (9) Member Certificates issued and outstanding held by the Founders; and (ii) there will be no other Member Units issued and outstanding except for the issuance of Member Units to NET pursuant to this Agreement. All issued and outstanding TSI Member Certificates have been legally issued, fully paid and are nonassessable.

     Section 2.3     Subsidiaries. TSI has no subsidiary companies.

     Section 2.4     Tax Matters; Books & Records

(a)	The books and records, financial and others, of TSI are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b)	TSI has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties);

(c)	FInancial Statements. TSI has delivered to NET the following statements: unaudited financial statements for the period January 1, 1999 through and incuding July 31, 1999, and unaudited financial statements for the year ended December 31, 1998, including a balance sheet (inckuding a statement of shareholders' equity) and an income statement. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally acceptable accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.

     Section 2.5      Information. The information concerning TSI as set forth in this Agreement and in the TSI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6     Absence of Certain Changes or Events. Except as described herein or in the TSI Schedules, since December 31, 1998:

(a) TSI has not: (i) amended its certificate of formation or operating agreement (the "Operating Agreement"), except for the Amendment for the Operating Agreement dated as of the date of this Agreement; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TSI; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

(b) TSI has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

(c) to the best knowledge of TSI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of TSI.

     Section 2.7     Title and Related Matters.TSI has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent TSI audited balance sheet and the TSI Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, changes or encumbrances. Except as set forth in the TSI Schedules, TSI owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with TSI's business. Except as set forth in the TSI Schedules, no third party has any right to, and TSI had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of TSI or any material portion of its properties, assets or rights.

     Section 2.8     Litigation and Proceedings. Except for possible litigation involving William Zeitz, there are no actions, suits or proceedings pending or, to the best of TSI's knowledge and belief, threatened by or against or affecting TSI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of TSI. TSI does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.9 Contracts. On the Closing Date:

(a)	There are no material contracts, agreements, franchises, license agreements, or other commitments to which TSI is a party or by which it or any of its properties are bound;

(b)	TSI is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as TSI can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of TSI; and

(c)	TSI is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) Except for the first Amendment to Operating Agreement with Gerard Magliocca and a Verbal Agreement with Bridgeway Sicor, Inc., there is no agreement with any present or former officer or director of TSI; or (viii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

     Section 2.10     No Conflict With Other Instruments.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which TSI is a party or to which any of its properties or operations are subject.

     Section 2.11     Material Contract Defaults.To the best of TSI's knowledge and belief, TSI is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of TSI, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which TSI has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     Governmental Authorizations.To the best of TSI's knowledge, TSI has all licenses, franchises permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by TSI of the transactions contemplated hereby.

     Section 2.13     Compliance With Laws and Regulations.To the best of TSI's knowledge and belief, TSI has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of TSI or would not result in TSI's incurring any material liability.

     Section 2.14     Insurance. All of the insurable properties of TSI are insured for TSI's benefit in accordance with the insurance policies disclosed in the TSI Schedules under valid and enforceable policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 2.15     Approval of Agreement.The holders of a majority of the Membership Interests of TSI have authorized the execution and delivery of the Agreement by TSI and have approved the transactions contemplated hereby.

     Section 2.16     Material Transactions or Affiliations.As of the Closing Date, there will exist no material contract, agreement or arrangement between TSI and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by TSI to own beneficially, ten percent (10%) or more of the issued and outstanding Membership Interests of TSI and which is to be performed in whole or in part after the date hereof. TSI has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.17     Labor Relations. TSI has never had a work stoppage resulting from labor problems.

     Section 2.18     TSI Schedules.Upon execution hereof, TSI shall deliver to NET the following schedules, which are collectively referred to as the "TSI Schedules" which are dated the date of this Agreement, all certified by an officer of TSI to be complete, true and accurate:

     (a)      complete and correct copies of the certificate of formation and operating agreement of TSI as in effect as of the date of this Agreement;

     (b)      copies of all financial statements of TSI identified in Section 2.4 (a);

     (c)      the description of any material adverse change in the business, operations, property, assets, or condition of TSI since November 14, 1997 required to be provided pursuant to Section 2.5; and

     (d)      any other information, together with any required copies of documents, required to be disclosed in the TSI Schedules by Sections 2.1 through 2.17.

TSI shall cause the TSI Schedules and the instruments to be delivered to NET hereunder to be updated after the date hereof up to and including the Closing Date.

ARTICLE III

EXCHANGE PROCEDURE

     Section 3.1     Share Exchange/ Delivery of TSI Securities. On the Closing Date, and subject to this Article III and Section 3.2 below, each of the Founders shall: (i) cause TSI to issue to NET three (3) Member Units either through an amendment tro the Operating Agreement or the issuance of Member UNit certificates; and (ii) transfer from each of the Founders one (1) Member Unit each (for a total of three (3) Member Units), either through an amendment to the Operating Agreement or the delivery of certificates for the Member Units, duly endorsed in blank or with executed power attached thereto in transferable form. Upon the completion of the transactions referred to in this Article III, NET shall own fifty percent (50%) of the issued and outstanding Member Units of TSI.

     Section 3.2      Issuance of NET Common Shares and Payment of Purchase Price. On the Closing Date, in exchange for 50% of the issued and outstanding TSI Member Units issued and tendered pursuant to Section 3.1, NET shall pay the sum of $1,050,000 as follows:

(i)     in exchnage for the three (3) Member Units issued by TSI pursuant to Section 3.1(i), NET shall pay the amount of $525,000 payable in cash to TSI as follows: (a) $100,000 payable on the execution of this Agreement (such funds shall be used by TSI’s members to repay the existing debt that was originally used to finance the initial stages of TSI’s software development and after payment of such debtr, any remaining amount shall be payable in equal amounts to the Founders); (b) up to a maximum of $425,000 to be paid during the remainder of the TradeAnywhere™ software development stage for actual expenses incurred by TSI in such development (such funds will be paid directly to third party vendors or outside programmers, on behalf of TSI, for products and/or services used for the TradeAnywhere™ software development and will not be used to otherwise compensate the Founders, except as provided below). For purpoases hereof, the TradeAnywhere™ software development shall be deemed to be completed upon the earlier of the (i) completion of software pursuant to the written requirements for such software attached as Schedule 3.2; or (ii) the use of such software in actual production or commercial purposaes by any person or entity (either, the "Completion of Development"). NET and the FOunders agree to take all necessary actions to casue TSI to pay, or for NET to pay directly, any amount of the $425,000 that is not used to pay third parties to be immediately payable in equal amounts to the Founders upon Completion of Development.

(ii)     in exchnage for the Founders transferring the total of three (3) Member Units held by them pursuant to Section 3.1(ii), NET shall issue and deliver 133,000 “restricted as defined in Section 4.2 below) NET common Shares to the Founders and in the amount listed on Schedule "A" upon COmpletion of Development. TSI and NET agree for this agreement that these shares will be valued at $3.9474 per share.

(c)      NET hereby grants the Founders listed on Schedule “A”, each the option to purchase up to 50,000 additional (restricted, as defined in Section 4.2 below) common shares of NET (maximum of 150,000 common shares in the aggregate) at an exercise price of $2.75 per common share for a period of 6 months from the date of this Agreement. After such 6 month period, the options shall expire.

     Section 3.3      Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of TSI and NET shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4      Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on August 20, 1999 ("Closing Date").

     Section 3.5     Termination.

(a) This Agreement may be terminated by the board of directors, or majority interest of Members of either NET or TSI, respectively, at any time prior to the Closing date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

(b) This Agreement may be terminated at any time prior to the Closing Dated by action of the board of directors of NET if TSI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TSI contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to TSI. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SPECIAL COVENANTS

     Section 4.1      Access to Properties and Records. Prior to closing, TSI and NET will each afford to the officers and authorized representatives of the other full access to the properties, books and records of TSI and NET, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of TSI and NET, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2      Availability of Rule 144. Each of the parties acknowledge that the stock of NET to be issued pursuant to this Agreement will be "restricted securities, " as that term is defined in Rule 144 promulgated pursuant to the Securities Act. NET is under no obligation to register such shares under the Securities Act, or otherwise. The stockholders of NET holding restricted securities of NET as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3      Special Covenants and Representations Regarding the NET Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the NET Common Shares to the Members of TSI as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the TSI Members acquire such securities.

      Section 4.4      Third Party Consents. TSI and NET agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.5      Actions Prior and Subsequent to Closing.

     (a)      From and after the date of this Agreement until the Closing Date and except as set forth in the TSI Schedules or as permitted or contemplated by this Agreement, TSI will each use its best efforts to:

(i)	carry on its business in substantially the same manner as it has heretofore;
(ii)	maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;
(iii)	maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;
(iv)	perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;
(v)	maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and
(vi)	fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

     (b)     From and after the date of this Agreement until the Closing Date, TSI will not, without the prior consent of NET:

(i)	except as otherwise specifically set forth herein, make any change in its membership certificates, certificate of formation or operating agreement;
(ii)	declare or pay any dividend on its outstanding Membership Certificates, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;
(iii)	enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;
(iv)	grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any Membership Shares; or
(v)	purchase or redeem any Membership Shares.

     (c)      This transaction shall close on the Closing Date. However, the finalization of this transaction and filing documents to effectuate this transaction shall remain in escrow pending the following:

(i)	(A) TSI delivering to NET the three (3) Member Units, pursuant to Section 3.1(i); and (B) the Founders transferring the three (3) Member Units held by them, pursuant to Section 3.1(ii), with the result that at the conclusion of such transactions, NET shall own fifty percent (50%) of the issued and outstanding Member Units of TSI;
(ii)	Receipt by NET’s legal counsel of an opinion letter from TSI’s legal counsel in form and substance as set forth in Section 6.4 hereof.

     Section 4.6      Indemnification.

(a) TSI hereby agrees to indemnify NET and each of the officers, agents and directors of NET as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b) NET hereby agrees to indemnify TSI and each of the officers, agents, directors and current Members of TSI as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF NET

     The obligations of NET under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1     Accuracy of Representations. The representations and warranties made by TSI in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and TSI shall have performed or compiled with all covenants and conditions required by this Agreement to be performed or complied with by TSI prior to or at the Closing. NET shall be furnished with a certificate, signed by a duly authorized officer of TSI and dated the Closing Date, to the foregoing effect.

     Section 5.2      Member Approval. A majority of the Membership Interests of TSI shall have approved this Agreement and the transactions contemplated herein.

     Section 5.3      Manager's Certificate. NET shall have been furnished with a certificate dated the Closing Date and signed by the Manager of TSI to the effect that: (a) the representations and warranties of TSI set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) TSI has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since such date and other than as previously disclosed to NET, TSI has not entered into any material transaction other than transactions which are usual and in the ordinary course if its business; and (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of TSI, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the TSI Schedules, by or against TSI which might result in any material adverse change in any of the assets, properties, business or operations of TSI.

     Section 5.4      No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or TSI.

     Section 5.5      Opinion of Counsel to TSI.NET shall receive an opinion dated the Closing date of counsel to TSI, in substantially the following form:

(a) TSI is a limited liability company duly organized, validly existing, and in good standing under the laws of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualifications;

(b) To the best knowledge of such legal counsel, the execution and delivery by TSI of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any tern or provision of TSI’s certificate of formation or operating agreement or violate any court order, writ, injunction or decree applicable to TSI, or its properties or assets;

(c) All issued and outstanding Membership Certificates are legally issued, fully paid and nonassessable. Except as set forth in the TSI Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating TSI to issue any additional Membership Certificates.

(d) This Agreement has been duly and validly authorized, executed and delivered by TSI;

(e) To the best knowledge of such legal counsel, except as set forth in the TSI Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting TSI or its properties, at laws or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

     Section 5.6      Other Items. NET shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as NET may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF TSI

     The obligations of TSI under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

     Section 6.1      Accuracy of Representations. The representations and warranties made by NET in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and NET shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by NET prior to or at the Closing. TSI shall have been furnished with a certificate, signed by a duly authorized executive officer of NET and dated the Closing Date, to the foregoing effect.

     Section 6.2      Officer's Certificate. TSI shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of NET to the effect that: (a) the representations and warranties of NET set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) NET had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

     Section 6.3      No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall ant event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of NET.

     Section 6.4      Opinion of Counsel to NET. TSI shall receive an opinion dated the Closing Date of Richard I. Anslow & Associates, counsel to NET, in substantially the following form:

(a) NET is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

(b) To the best knowledge of such legal counsel, the execution and delivery by NET of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of TSI’s articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to TSI or its properties or assets;

(c) The authorized capitalization of NET consists of 15,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of the Closing Date, there will be no more than 8,760,000 common shares issued and outstanding; and no Preferred Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and issued in violation of the preemptive rights of any person.

(d) The NET Common Shares to be issued to the TSI Members pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

(e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of NET, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(f) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against NET or affecting NET’s properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

     Section 6.5      Management of TSI. NET and the present members of TSI shall share equally in the management decisions of TSI. Notwithstanding same, the day to day operations of TSI shall be the responsibility of its current managing members.

ARTICLE VII

MISCELLANEOUS

     Section 7.1      Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2      Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

     Section 7.3      Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

     If to NET:

     Richard I. Anslow & Associates
     4255 Route 9, Suite D
     Freehold, New Jersey 07728

     If to TSI:

     Matthew Walsh, Manager
     Technology Solutions International, LLC
     600 17th Street
     Suite 2008-S
     Denver, Colorado 80202

     With a copy to:

     Jeffrey E. Lewis, Esq.
     Gordon & Glickson LLC
     444 N. MIchigan Avenue      Chicago, Illinois 60611-3903

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

     Section 7.4      Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parities shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fee, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5      Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not used such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6      Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7      Third Party Beneficiaries. This contract is solely among TSI and NET and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8      Entire Agreement.This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9      Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10      Counterparts. This Agreements may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11      Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12      Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13      Expenses. Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

     Section 7.14      Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15      Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16      Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17      Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18      Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19      No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20      Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof,; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     Section 7.21      Additional Representatives

(a)	By execution hereof, each of the indersigned hereby confirms that the securities of NET and TSI to be issued or delivered to him or it pursuant to this Agreement (the "Securities") will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that each of the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, each of the undersigned further represents such undersigned does not have any contract, undertaking agreement or arrangement with any third party, with respect to any of the Securities.

(b)	Each of the undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act, or under any state securities law. Each of the undersigned understands that no registration statements has been filed with the United States, Securities and Exchange COmmission nor with any other regulatsory authority and that, sa a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such registration statement by the Securities and Exchange Commission or the regulatory authority will not be forthcoming. Each of the undersigned understands thta he/she/it cannot sell the Securities unless such sale is registered becomes available. In this connection each of the undersigned understands that the Securities are "restricted securities" under the Securities Act and that they may not be transferred by the undersigned to any person without prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registere under the Securities Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the Securities Act. TO this end, each of the undersigned acknowledges that a legend to the following effect will be places upon the certificate representing the Securities and that the Transfer Agent (in the case of NET Securities) has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TOT HE SATISFACTION OF THE COMPANY.

Each of the undersigned understands that foregoing legend on his/her certificate for the Securities limits their value, including their value as collateral.

(c)	Each of the undersigned represents that he/she/it is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that he/she/it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating in the Securities.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:	NORTHPORT EQUITY TRADING, INC.

/s/ Michael Lieber MICHAEL LIEBER	/s/ Anthony Fusco ANTHONY FUSCO

ACCPETED: AS IT APPLIES TO THE FOUNDERS
/s/ Matthew Walsh MATTHEW WALSH

EXHIBIT “A”

LIST OF NEW SHAREHOLDERS OF NET

Name	# of Shares
MATTHEW WALSH	44,333
THOMAS DALEY	44,333
WILLIAM CONNELLY	44,333
TOTAL	133,000